Exhibit 77(q1)

Exhibits

(e)(1)   Letter Agreement, dated May 1, 2012 to reduce the annual investment management fee for ING Pioneer Mid Cap Value Portfolio for the period from May 1, 2012 through May 1, 2013 – Filed as an exhibit to Post-Effective Amendment No. 109 to the Registrant’s Registration Statement filed on Form N-1A on April 26, 2012 and incorporated herein by reference.

(e)(2)   Letter Agreement, dated May 1, 2012 to reduce the annual investment management fee for ING T. Rowe Price Equity Income Portfolio for the period from May 1, 2012 through May 1, 2013 – Filed as an exhibit to Post-Effective Amendment No. 109 to the Registrant’s Registration Statement filed on Form N-1A on April 26, 2012 and incorporated herein by reference.

(e)(3)   Waiver Letter dated May 1, 2012 between Directed Services LLC and ING Investors Trust regarding lowering the management fee for ING Large Cap Value Portfolio from May 1, 2012 through May 1, 2013 – Filed as an exhibit to Post-Effective Amendment No. 109 to the Registrant’s Registration Statement filed on Form N-1A on April 26, 2012 and incorporated herein by reference.

(e)(4) Termination Letter dated May 7, 2012 with regard to ING Artio Foreign Portfolio – Filed as an exhibit to Post-Effective Amendment No. 109 to the Registrant’s Registration Statement filed on Form N-1A on April 26, 2012 and incorporated herein by reference.